                                                                     Exhibit 4.2


                             SECOND AMENDMENT TO THE
                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN
                 ----------------------------------------------



In the exercise of the powers and authority conferred upon and reserved to Health Care and Retirement Corporation of America under and by virtue of Section
12.02 of the HCR Stock Purchase and Retirement. Savings Plan, hereinafter called the "Plan", Health Care and Retirement Corporation of America hereby amends said Plan in the manner and to the extent set forth herein:

1. Section 1.29a is added to the plan to read as follows:

"1.29a Five Percent Owner.

      "Five Percent Owner" refers to a Participant if such Participant is treated as a five percent owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy)."

2. Section 1.31 of the Plan is amended to read as follows:

   "1.31 HIGHLY COMPENSATED EMPLOYEE.

      "Highly Compensated Employee" means any Employee who:

      (a) is a Five Percent Owner during the current Plan Year or was a Five Percent Owner during the preceding Plan Year, or

      (b) performs Service for the Employer during the current Plan Year and who, during the preceding Plan Year received Compensation from the Employer in excess of $80,000 (as adjusted pursuant to section 415(d) of the Code)."

3. Section 1.57 of the Plan is amended to read as follows:

   "1.57 YEAR OF SERVICE.

                  "Year of Service" means a twelve consecutive month period during which the Employee completes at least 1,000 Hours of Service. A Year of Service for a Employee is measured from the Employee's Employment Commencement Date for the initial fiscal year of employment, if the Employee completes 1,000 Hours of Service in such initial fiscal year of employment and the first day of each succeeding calendar year commencing with the calendar year which contains the anniversary date of the Employee, if such Employee completes 1,000 or more Hours of Service during such succeeding calendar year. If the Employee does not complete 1,000 Hours of Service during such initial fiscal year, a Year of Service will be measured from the first day of a succeeding calendar year, commencing with the calendar year which contains the anniversary date of the Employee, in which the Employee completes a 1,000 Hours of Service and each calendar year thereafter.

                  Years of Service shall not include a Period of Service prior to a Break in Service unless following the Break in Service the Participant completes one Year of Service, and:

                  (a) before the Break in Service the Participant had a vested interest in the Participant's account balances; or

                  (b) the Participant's Years of Service before that Break in Service (and not disregarded by reason of any prior Break in Service) exceed the Participant's consecutive Breaks in Service; or

                  (c) the Participant's Break in Service does not equal or exceed five years."

4.       Section 5.02 of the Plan is amended to read as follows:

                  "5.02    NONDISCRIMINATION REQUIREMENTS FOR MTSO CONTRIBUTIONS

                           Contributions made under this Plan to a Participant's MTSO Contributions Account must meet the nondiscrimination requirements of section 401(k) of the Code. To meet such requirements the actual deferral percentage test will be applied as set forth in section 401(k)(3) of the Code and Treasury Regulations section 1.401(k)-1(b).

                           To the extent that it is necessary in order to comply with the nondiscrimination requirements of section 401(a) or section 401(k) of the Code, the Employer shall first recharacterize to the extent possible and then shall distribute the amount of the Excess MTSO Contributions, as well as income attributable thereto, to Participants who are Highly Compensated Employees no later than 2 1/2 months after the close of the Plan Year for which said excess contributions were authorized. MTSO Contributions of Participants who are Highly Compensated Employees shall be reduced, and excess contributions distributed in accordance with the following:

                  (a) Highly Compensated Participants' MTSO Contributions shall be reduced and distributed on the basis of the amount of MTSO Contributions made by or on behalf of each such Highly Compensated Employee beginning with those Highly Compensated Participant who have the largest MTSO Contribution until the MTSO Contribution of each such Highly Compensated Participant is equal to the MTSO Contribution of the next highest MTSO Contribution.

                  (b) If any excess contribution remain after the above reduction, then MTSO Contributions made on behalf of all Participants who are Highly Compensated Employees shall be similarly reduced until no more MTSO Contributions remain or the Plan is in compliance.

                  Income or loss attributable to said excess contributions shall be determined in the same proportion that each Highly Compensated Employee's excess contributions bear to the Participant's MTSO Contributions Accounts.

                  The distribution of said excess contributions and income or loss may be made without the consent of the Participant, or the Participant's spouse, and shall be considered as income to the Participant for purposes of section 61 of the Code."

5.       Section 5.03 of the Plan is amended to read as follows:

         "5.03 NONDISCRIMINATION REQUIREMENTS FOR SCO, CMC AND CDC CONTRIBUTIONS

                  Contributions made under this Plan to a Participant's SCO Contributions Account and the Participant's CMC Contributions Account must meet the nondiscrimination requirements of sections 401(a)(4) and 401(m) of the Code. In determining whether such requirements are met the actual contribution percentage test will be applied as set forth in section 401(m)(2) of the Code and section 1.401(m)-1(b) of the Treasury Regulations.

                  To the extent that it is necessary in order to comply with the nondiscrimination requirements of section 401(m) of the Code, the Employer shall distribute the amount of the Excess Aggregate Contributions, taking into account income or loss attributable thereto, to Participants who are Highly Compensated Employees no later than 2 1/2 months after the close of the Plan Year for which said Excess Aggregate Contributions were authorized. "Excess Aggregate Contributions" means the amount described in section 401(m)(6)(B) of the Code.

                  To the extent that it is necessary to comply with section 401(a)(4) of the Code, matching contributions attributable to MTSO Contributions that are recharacterized or distributed pursuant to
         Section 5.02 hereof (Nondiscrimination Requirements for MTSO Contributions) or Section 8.09 hereof (Distributions of Excess MTSO Deferrals) shall be forfeited.

                  Excess Aggregate Contributions of Participants who are Highly Compensated Participants shall be reduced and distributed, in accordance with the following:

                  (a) Highly Compensated Participants' SCO, CMC and CDC Contributions shall be reduced and distributed on the basis of the amount of SCO, CMC and CDC Contributions made by or on behalf of each such Highly Compensated Employee beginning with those Highly Compensated Participants who have the largest SCO, CMC and CDC Contributions (combined) until the SCO, CMC and CDC Contributions of each such Highly Compensated Participant is equal to the SCO, CMC and CDC Contributions of the next highest SCO, CMC, and CDC Contributions.

                  (b) If any Excess Aggregate Contribution remains after the preceding reduction, then next all remaining SCO, CMC and CDC Contributions shall be similarly reduced until no more SCO, CMC and CDC Contributions remain or the Plan is in compliance.

                  The determination of the income or loss attributable to the Excess Aggregate Contributions shall be in accordance with the following:

                  (a) If SCO Contributions are distributed, the attributable income or loss shall be in the same proportion that the Highly Compensated Participant's distributed SCO Contribution bears to the Participant's SCO Contributions Accounts.

                  (b) If CMC and CDC Contributions are distributed, the attributable income or loss shall be in the same proportion that the Highly Compensated Participant's distributed CMC and CDC Contributions bears to the Participant's CMC Contributions Accounts.

                  The distribution of Excess Aggregate Contributions and income or loss may be made without the consent of the Participant, or the Participant's spouse, and shall be considered as income to the Participant except to the extent of SCO Contributions distributed, for purposes of section 61 of the Code.

6.       Section 8.04 of the Plan is amended to read as follows:

         "8.04 METHOD AND MEDIUM OF PAYMENT

                  The nonforfeitable interest in a Participant's Accounts shall be payable in cash, except amounts invested in the HCR Stock Fund shall be distributed in kind unless a written election is made by the Participant to receive cash or any combination of whole shares and cash from such Stock Fund. Fractional shares shall be paid in cash on the basis of the market value of a common share in such Stock Fund on the day of distribution and any dividend received by the Trustee with respect to common shares distributed in kind shall be paid in cash if the record date for such dividend shall be after the first day of the month in which the Participant's rights to such distribution accrues.

                  The distribution of a Participant's nonforfeitable interest in the Participant's Accounts shall be made by the Trustee to such Participant or the Participant's beneficiaries as soon as practicable upon or after any of the events described in Section 8.01 hereof (Upon Retirement, Disability or Other Events) in one or a combination of the following methods as such Participant or beneficiary, subject to a Qualified Election, may request:

                  (a)      In one lump sum;

                  (b) In annual installments, in cash or in shares of Health Care and Retirement Corporation (to the extent the Participant's Accounts are invested in the HCR Stock Fund), of substantially equal amounts for a period of time not to exceed the life expectancy of the Participant or that of the Participant and the Participant's designated beneficiary.

                  The designated beneficiary of a Participant's Accounts must be the Participant's spouse unless subject to a Qualified Election.

                  Except as otherwise provided herein, no distribution of a Participant's Accounts may be made without the consent of the Participant, or the designated beneficiary. In accordance with rules and procedures established by the Committee, a Participant who is retiring or a spouse beneficiary who is entitled to a distribution due to the Participant's death may elect to defer the commencement of distribution of the Participant's Accounts to any date. The Committee in its sole discretion may approve a request for earlier distribution once election for deferral has been made.

                  In all events and irrespective of an election to defer, distributions of benefits of a Participant who is a Five Percent Owner must commence by April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 under method (b) above.

                  If the Participant's nonforfeitable interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's nonforfeitable interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated beneficiary. Life expectancy and joint and last survivor expectancy are computed by the use of the return multiples contained in section 1.72-9 of the Treasury Regulations. For purposes of this computation, a Participant's or the Participant's spouse's life expectancy may be recalculated no more frequently than annually; however, the life expectancy of a non-spouse beneficiary may not be recalculated. If the Participant's spouse is not the designated beneficiary, the method of distribution selected must assure that more than 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

                  As required by section 401(a)(14) of the Code, unless the Participant elects to defer the commencement of distribution in accordance with this Section 8.04, distribution of the Participant's Accounts shall commence not later that the 60th day after the latest of the close of the Plan Year in which:

                  (a)      the Participant attains age 65;

                  (b) occurs the 10th anniversary of the year in which the Participant commences participation in the Plan; or

                  (c) the Participant terminates employment with the Employer.

                  Once the distribution of a Participant's nonforfeitable interest has been approved, the amount to be distributed shall be based on the valuation of the Participant's nonforfeitable interest in the Participant's Accounts pursuant to Article VII hereof (Valuation of the Trust Funds) on the day of distribution.

7. Effective October 13, 1996, the following subparagraph (h) is added before the last paragraph of Section 8.08 to read as follows:

                  "(h) "Loan repayments during periods of qualified military service will be suspended under this Plan as permitted under section 414(u)(4) of the Code."

8. Effective October 13, 1996, Section 8.13 is added to the Plan to read as follows:

                  "8.13    MILITARY SERVICE.

                           Notwithstanding any provision of this Plan to the
                  contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code."

9. Appendix A, List of Covered Employers and Employees, attached hereto, has been revised as of July 1, 1997.

10. Appendix B, Merged Plans, attached hereto, has been updated as of July 1, 1997.

11. The amendment set forth in this Second Amendment shall be subject to a written favorable determination of the Internal Revenue Service and such further amendments as shall be necessary to maintain the continued qualification of the Plan under section 401 of the Internal Revenue Code and the continued tax exempt status of the Trust under section 501 of the Internal Revenue Code. Upon receipt of such determination, such amendments shall be effective July 1, 1997 unless otherwise stated.

12. The Plan, as amended, shall continue in full force and effect.

IN WITNESS WHEREOF, Health Care and Retirement Corporation of America has caused this' Second Amendment to the HCR Stock Purchase and Retirement Savings Plan to be executed by its duty authorized officers this 30th day of July, 1997.

                                                 HEALTH CARE AND RETIREMENT
                                                 CORPORATION OF AMERICA



                                                 By: /s/ Paul A. Ormond
                                                    --------------------------
                                                         President

ATTEST:

By: /s/ R. Jeffrey Bixler
   ------------------------------------

                                   APPENDIX A
                                   ----------


                 HCR STOCK PURCHASE AND RETIREMENT SAVINGS PLAN

                     LIST OF COVERED EMPLOYERS AND EMPLOYEES
                     ---------------------------------------


Employer                Location/Company              Employees/Union                       Benefit Status        Date
--------                ----------------              ---------------                       --------------        ----
Health Care and         All                            Non-Union                            #3, #6                Jan. 1, 1986
Retirement              All                            Non-Union                            #1, #2, #5            Jan. 1, 1995
Corporation of          Heartland of Charleston        Service Employees International                            Jan. 1, 1995
America                                                Communication Workers of America
                        Marina View Manor              Service Employees International                            Aug. 1, 1996
                                                       Communication Workers of America
                        Heartland of Holly Glen        Hospital and Nursing Home Employees                        Jul. 1, 1997
                                                       Union, Division of Hotel Employees
                                                       and Restaurant Employees Union
                        Heartland of Perrysburg        Hospital and Nursing Home Employees                        Jul. 1, 1997
                                                       Union, Division of Hotel Employees
                                                       and Restaurant Employees Union


Heartland               Toledo, OH (HRS)               Non-Union                            #7, #8                Jan. 1, 1993
Rehabilitation          Cherry Hill, NJ (CHPT)         Non-Union                            #7, #8                Apr. 1, 1995
Services, Inc.          Toledo, OH (Biomend)           Non-Union                            #7, #8                Apr. 1, 1995
                        Vineland, NJ (PTPA)            Non-Union                            #7, #8                Apr. 1, 1995
                        Perrysburg, OH (PPT)           Non-Union                            #7, #8                Oct. 1, 1995
                        Marian, OH (R&B)               Non-Union                            #7, #8                Feb. 1, 1996
                        Lanoka Harbor, NJ (Mid-        Non-Union                            #7, #8                Apr. 1, 1996
                        Shore)
                        Roanoke, VA (Rehab Svcs)       Non-Union                            #7, #8                Apr. 1, 1996
                        Newark, OH (ACC/ORS)           Non-Union                            #7, #8                Jun. 1, 1996
                        Cincinnati, OH (HTS)           Non-Union                            #7, #8                Jul. 1, 1996
                        Orange Park, FL (OPPT)         Non-Union                            #7, #8                Sep. 1, 1996
                        Lexington, KY (RAC)            Non-Union                            #7, #8                Sep. 1, 1996
                        Fernando Beach, FL (Amelia)    Non-Union                            #7, #8                Nov. 1, 1996
                        Gainesville, FL (PTPT)         Non-Union                            #7, #8                Nov. 1, 1996
                        Maumee, OH (Urgent Care)       Non-Union                            #10                   Nov. 1, 1996
                        Delray Beach, FL (SFP&R)       Non-Union                            #7, #8                Dec. 1, 1996
                        Marlton, NJ (GSTA)             Non-Union                            #7, #8                Dec. 1, 1996
                        So. Miami, FL (FSM)            Non-Union                            #7, #8                Jan. 1, 1997
                        Jacksonville, FL (Ortho)       Non-Union                            #7, #8                Mar. 1, 1997
                        Wytheville, VA (Blue Ridge)    Non-Union                            #7, #8                Apr. 1, 1997


Vision  Management      Lima, Ohio                     Non-Union                            #9                    Aug. 1, 1995
Services, Inc.          Perrysburg, OH                 Non-Union                            #9                    Sep. 1, 1996
                        Mishawaka, IN                  Non-Union                            #9                    Feb. 1, 1997
